Exhibit 99

Goldman Sachs Global Consumer Products Conference 2003 New York May 21, 2003

The Dial Corporation This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on management's beliefs, as well as on assumptions made by and information currently available to management and involve various risks and uncertainties, certain of which are beyond the Company's control. The Company's actual results could differ materially from those expressed in any forward looking statements made on behalf of the Company. Safe Harbor

A healthy company Good momentum Strong balance sheet and cash balance Disciplined capital allocation strategy Comfortable with guidance for the second quarter and the fiscal year Dial Today

Dial Today Source: Nielsen FDM+Wal-Mart 52-weeks ending 4/19/03 Dial Purex Renuzit Armour Category Size Category Growth Soaps Excl. Wipes $2.2B -0.6% Laundry Detergent $4.9B -0.6% Air Fresheners Excl. Auto $1.3B +3.9% Canned Meats $1.3B +2.8% Dial Brand Unit Share of Market 19.8% 14.5% 22.2% 20.1% Dial Brand Position #1 Brand #1 Deodorant Bar Soap #2 Liquid Soap #1 Value Brand #2 Liquid Brand #2 Brand Over All #1 Item Air Freshener (Adjustables) #3 Brand #1 Value Brand #1 Vienna Sausage brand - the flagship product

Recent Events Gearing up product development and senior management ranks Rick Theiler to head up R&D efforts Key product development and marketing hires Personal cleansing Air fresheners Organizational realignments International Innovation Air Fresheners EEOC settlement Timing Closes the door and puts the lawsuit behind us Settlement has no impact on earnings forecast for the second quarter or remainder of 2003 ERP and outsourcing evaluation Evaluating ERP systems and outsourcing of IT function Decision expected by early third quarter 2003 and 2004 capital expenditures will increase for the project Significant cost benefits in future years: to be reinvested in business

Sustainable Growth Increase sales - getting our "fair" share Line extend / brand extend Continually refresh - fragrance focus Drive value proposition Position / package / promote to seize channel shift Reduce costs Disciplined administrative spending / aggressive cost savings ERP productivity improvements Product supply efficiencies - formula, sourcing, plant improvements Results EPS growth of 10+%

Line Extend, Brand Extend

Continually Refresh - Fragrance Focus ?

Dial Strength Is Value Proposition Tone 23¢/oz. Dove & Caress 30¢/oz. Purex 2.8¢/oz. Gain 5.0¢/oz. Tide 6.0¢/oz. Renuzit $2.15 Glade $3.19 Wizard $3.29 Armour 94¢/15 oz. Hormel $1.40/15 oz. *Source: A.C. Nielsen 12-weeks ending 12/28/02.

Value objective - 80% of the cleaning power of leader at 60% of the price Strategy Assure Premium Attributes Two major product improvements in the past four years Distinctive packaging Promote Trial Forefront of fragrance trend Outcome Purex - Building A True Value Brand 1999 2002 Diff. Trial 19.1% 21.3% +12% Loyalty 28.6% 33.9% +19%

Position/Package/Promote to Seize Channel Shift Purex 300 oz. Renuzit 3 Pack Armour 12-Pack 5 oz. Cans Dial 20 oz.

Channel Shift Top Five Accounts Wal-Mart plus Sam's Family Dollar Target Dollar General Fleming / K-Mart Dial Shipments 2003 YTD Top 5 Customers +8% All Grocery +2% All Mass +4% All Dollar Stores +22% All Drug Stores +22%

Channel Shift *Data is from Nielsen for 52-weeks ending 12/28/02. **Adjustables +14.3% FDKT, +23.1% Wal-Mart Sales Increase In 2002* ** **

Financial Review

Financial Objectives Unit Sales Growth of approximately 3% Net Income Growth of at least 10% CFROIC in excess of 20% Cash Flow from Operations 10+% of Net Sales V E R C

1Q 2003 Performance From Continuing Operations ($ millions, except per share data) 1Q 2003 1Q 2002 Change Net Sales $312.4 $294.6 6.0% Gross Margin 38.1% 36.8% 130 bps Operating Margin 18.3% 16.2% 210 bps EPS from Continuing Operations - Diluted $0.31 $0.25 24% Cash Flow from Operations $31.9 $28.4 12.3%

1Q 2003 Performance - GAAP EPS Diluted 1Q 2003 1Q 2002 Income from Continuing Operations - Diluted $0.31 $0.25 Income from Discontinued Operations --- 0.02 Effect of Change in Accounting Principle --- (0.47) Net Income (Loss) per Diluted Share $0.31 ($0.20)

($ millions) Balance Sheet Improvement March 2003 March 2002 Fav. (Unfav.) Cash $246.7 $46.6 $200.1 Total Debt 460.9 444.9 (16.0)* Net Debt $214.2 $398.3 $184.1 Working Capital Net of Cash $19.8 $20.4 $0.6 Equity $179.1 $37.6 $141.5 *Increase due to deferred gain from interest rate swaps.

We expect the following: Balance Sheet Increase cash by approximately $100MM Maintain strong inventory and accounts receivable performance measures Cash Flow Cash flow from operations of approximately $160MM Capital expenditures - $45MM EPS Operating margins improve 75 - 100 basis points for the full year Margin improvement in Q2 - Q4 weakens when compared to Q1 . . . petroleum related raw materials EPS from continuing operations of approximately $1.31 ($0.33 in the second quarter) Financial Guidance 2003

Capital Allocation Strategies Acquisitions . . . 6 to 12 month review Share repurchase Dividend increase Debt reduction

Acquisitions Strategic Criteria Nationally branded businesses $100+ MM in size Doesn't prohibit "add-ons," but focus will be strategic Domestic FDM distribution Leverage current management infrastructure Financial Criteria No earnings or margin dilution in the first full year EVA positive using a 10% WACC